UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
6th Floor, Suite 608, Xue Yuan International Tower,
 No.1 Zhichun Road, Haidian District, Beijing, PRC

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2009

TO THE STOCKHOLDERS OF YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.:

The Annual Meeting of the Stockholders of Yongye Biotechnology International, Inc., a Nevada corporation (the “Company’), will be held on June 5, 2009, at 9:00 a.m. (China time), at the offices of the Company, located at High Tech Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China and any adjournment thereof (the “Annual Meeting”) for the following purposes:

1.    To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.    To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”), as the Company’s independent auditors;

3.    To approve an amendment to our Certificate of Incorporation to effect a reverse split of our common stock, par value $0.001 per share (“Common Stock”) within a range of ratios of 1 for 3 to 1 for 6;

4.    To approve the adoption of amended and restated by-laws; and

5.    To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 5, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer

Dated: May 6, 2009

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2009

INTRODUCTION

The Annual Meeting of the Stockholders of Yongye Biotechnology International, Inc., a Nevada corporation (the “Company’), will be held on June 5, 2009, at 9:00a.m. (China time), at the offices of of the Company, located at High Tech Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China and any adjournment thereof (the “Annual Meeting”) for the following purposes:

1.    To elect seven (7) directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.    To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) , as the Company’s independent auditors;

3.    To approve an amendment to our Certificate of Incorporation to effect a reverse split of our common Stock within a range of ratios of 1 for 3 to 1 for 6 ;

4.    To approve the adoption of amended and restated by-laws; and

5.    To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 5, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

SOLICITATION AND REVOCATION

Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

•	“FOR” the election of the nominees listed below under “Election of Directors,” and

•	“FOR” the ratification of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) as the Company’s independent accountants for the year ending December 31, 2009.

•
“FOR” the amendment of our Certificate of Incorporation to effect a reverse split of our Common Stock within a ratio of 3 for 1 to 6 for 1, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments of the meeting.

•	“FOR” the adoption of amended and restated by-laws in the form attached hereto as Annex D.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to Sam Yu, our Chief Financial Officer, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 28,058,960 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Sam Yu, our Chief Financial Officer, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under proposal 1 will be approved by the affirmative vote of a plurality of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Proposals 2, 3 and 4 shall be approved upon the affirmative vote of a majority of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Brokers holding shares of the Company’s Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the Company’s independent auditors.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

GENERAL INFORMATION ABOUT THE PROPOSALS

WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

In proposal 1, we are seeking the election of seven (7) directors to serve on the board of directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified.   In proposal 2, we are seeking ratification of the appointment of MSPC as the Company’s independent auditors. In proposal 3, we are seeking approval to amend our Certificate of Incorporation to effect a reverse split of our Common Stock within a range of ratios of 1 for 3 to 1 for 6. In proposal 4, we are seeking approval to adopt amended and restated by-laws.

WHY IS YONGYE BIOTECHNOLOGY INTERNATIONAL, INC. SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

PROPOSAL NO. 1: The Revised Statutes of the State of Nevada requires corporations to hold elections for directors each year.

PROPOSAL NO. 2: The Audit Committee of the Board of Directors of the Company appointed MSPC Certified Public Accountants and Advisors, P.C. to serve as the Company’s independent auditors during fiscal year 2009. The Company elects to have its stockholders ratify such appointment.

PROPOSAL NO.3: The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for three to six shares outstanding so that every three to six outstanding shares of common stock before the stock split shall represent one share of common stock after the stock split with all fractional shares rounded up to the next whole share. The Board of Directors believes that the reverse stock split is necessary in view of the recent significant decline in our stock price and will allow the Company’s Common Stock to trade in a more realistic price range. Additionally, we believe this will help effect our move to a major board listing. Consequently, the Board of Directors has recommended that we effect of a reverse split of our Common Stock.

PROPOSAL NO.4: The Company’s Board of Directors has determined that it is in our best interest to adopt amended and restated by-laws that will, among other things, permit the Company to more easily fill vacancies in the Board of Directors.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 28,058,960 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of May 5, 2009, certain information concerning the beneficial ownership of Common Stock by (i) each stockholder known to us to beneficially own five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of May 5, 2009, there were 28,058,960 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock
Full Alliance International Limited (1)	6,748,107	24.05%
Knight Bridge Group Limited (2)	2,861,189	10.20%
Ardsley Partners Fund II, LP (3)	1,850,946	6.60%
Ardsley Offshore Fund, Ltd. (3)	720,000	2.57%
Ardsley Partners Institutional Fund, LP (3)	1,214,000	4.33%
Marion Lynton (3)	47,400	*
1998 Hempleton Family Trust (3)	325,000	*
Black River Small Capitalization Fund Ltd. (5)	1,948,558	6.94%
Black River Commodity Select Fund Ltd. (5)	617,043	2.20%
Special Situations Private Equity Fund, L.P. (4)	909,328	3.24%
Special Situations Cayman Fund, L.P. (4)	1,688,750	6.02%
Zishen Wu (6)	—	*
Sun Taoran (6)	—	*
Zhao Qiang (6)	—	*
Larry Gilmore (6)	—	*
Sam Yu (6)	—	*
Sean Shao (6)	—	*
Li Xindan (6)	—	*
Zhang Rijun (6)	__	*
All Directors and Executive Officers, as a group	__	*

* Less than one percent

(1) The business address of Full Alliance International Limited is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands. Full Alliance is wholly owned by Ms. Xingmei Zhaong and such shares may be deemed to be beneficially owned by Ms. Zhaong.

(2) The business address of Knight Bridge Group Limited is 20/F, Sunning Plaza, 10 Hysan Avenue, Causeway Bay, Hong Kong. Knight Bridge Group Limited is controlled by Mr. Dickson Kwok, who may be deemed to beneficially own such shares.

(3) These are all affiliated entities with a business address c/o Ardsley Partners, 262 Harbor Drive, 4th Floor, Stamford, CT 06902. Philip J. Hempleman has voting and investment control over securities held by Ardsley Partners Fund II, LP, Ardsley Partners Institutional Fund, LP, Marion Lynton, Ardsley Offshore Fund, Ltd., and the 1998 Hempleton Family Trust may be deemed to beneficially own such shares. The amount of beneficial ownership set forth in the table above does not include the September Warrants. Based upon the terms of the September Warrants the holders may not exercise the September Warrants if after giving effect to the issuance of shares of Common Stock issuable upon exercise of any portion of the September Warrants, on any such date the holders, together with their affiliates, would be deemed the beneficial owner of more than 4.99% of the then outstanding shares of our Common Stock; however, any such holder can elect to increase or decrease the cap upon 61 days’ prior notice to us, provided that the cap in no event exceeds 9.99%.

(4) These are affiliated entities with a business address c/o Special Situations Private Equity Fund, 527 Madison Avenue, Suite 2600, New York, NY 10022. Austin Marxe and David Greenhouse have voting and investment control over securities held by Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. and may be deemed to beneficially own such shares.

(5) The business address is c/o Black River Asset Management LLC, 12700 Whitewater Drive, Minnetonka, MN 55343-943 8. Black River Asset Management LLC has voting and investment control over securities held by Black River Small Capitalization Fund Ltd. and Black River Commodity Select Fund Ltd. and may be deemed to beneficially own such shares. The calculation of the amount of beneficial ownership as set forth in the table above does not include the September Warrants. Based upon the terms of the September Warrants the holders may not exercise the September Warrants if after giving effect to the issuance of shares of Common Stock issuable upon exercise of any portion of the September Warrants, on any such date the holders, together with their affiliates, would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our Common Stock; however, any such holder can elect to increase or decrease the cap upon 61 days’ prior notice to us.

(6) Address of referenced person is c/o Yongye Biotechnology International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal	Fiscal	Salary	Bonus	Stock	Nonequity	Nonqualified	All Other	Total
Position	Year	($)	($)	Awards	Incentive	Deferred	Compensation	($)
				($)	Plan	Compensation	($)
					Compensation	Earnings
					($)	($)
Zishen Wu- Chief Executive Officer, President and Chairman	2008	171,233	17,123	–	–	–	–	188,356
Zhao Qiang, VP Sales & Marketing	2008	114,155	11,416	–	–	–	–	125,571

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We did not have a compensation committee in 2008. All decisions regarding compensation were determined by our full Board of Directors in 2008.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

COMPENSATION OF DIRECTORS

Our non-independent directors are paid a stipend of RMB 25,000 per month or RMB 300,000 annually and also reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, and may also participate in the Company’s incentive compensation program. Our Independent Directors receive an annual stipend of $13,700 per year plus reimbursement of travel related fees.

EMPLOYMENT CONTRACTS

We have entered into an employment agreement with each of Wu Zishen and Zhao Qiang. The CJV entered into an employment contract on April 17, 2008 with Mr. Wu Zishen to employ him as its Chairman and CEO. Mr. Wu is entitled to an annual gross salary in an amount of $205,479 including all allowances, social insurance and housing fund. This also includes a stipend of RMB 25,000 per month for board activities. He may also pay premiums for social security insurance schemes such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. The CJV has a right to adjust the salary and welfare benefits of Mr. Wu appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

The CJV entered into an employment contract on April 17, 2008 with Mr. Zhao Qiang to employ him as its VP Sales & Marketing. Mr. Zhao is entitled to an annual gross salary in an amount of $136,986 including all allowances, social insurance and housing fund. This also includes a stipend of RMB 25,000 per month for board activities. He also pays premiums for social security insurance schemes such as pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. The CJV has a right to adjust the salary and welfare benefits of Mr. Zhao appropriately based on his capability, experience, attitude, performance, achievement, working-age and position as well as its salary and position adjustment policies and business conditions experienced. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Particulars of significant transactions between the Company and related companies are disclosed in the Company’s Annual Report.

PROPOSAL 1
ELECTION OF DIRECTORS

Seven (7) director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

The Board of Directors unanimously recommends that you vote for the election of each of the nominated directors. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the candidates. The election of directors requires a plurality of the shares of Common Stock present and voting at the Meeting.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth certain information concerning each of our directors continuing in office and each of our current executive officers as of May 5, 2009:

NAME	AGE	POSITION	DIRECTOR SINCE
Zishen Wu	40	Chief Executive Officer, President and Chairman	2008
Sun Taoran	39	Vice Chairman	2008
Zhao Qiang	43	VP Sales and Marketing and Director	2008
Guo Xiaochuan	43	Independent Non-Executive Director	2008
Sean Shao	52	Independent Non-Executive Director	2009
Li Xindan	43	Independent Non-Executive Director	2009
Zhang Rijun	39	Independent Non-Executive Director	2009

The business experience during at least the last five years of each of these individuals is as follows:

Zishen Wu, Chief Executive Officer, President and Chairman

Mr. Wu is CEO and Chairman of the Board of Directors of Yongye Nongfeng and Yongye Biotechnology International, Inc. Mr. Wu began his career as official at the State Planning Department in Inner Mongolia from 1984 to 1988. From 1989 to 2000, Mr. Wu had been appointed in various managerial positions from General Manager to Chairman of several State Owned Conglomerates in textile, diary and agriculture industries. In 2001, Mr. Wu founded Yongye Technology Company in Inner Mongolia to distribute consumer electronics with annual sales of 80 million RMB. In 2003 Mr. Wu founded Yongye Organism Technology Company to product plant and animal nutrients. Mr. Wu currently is the deputy director for the Inner Mongolia Charmer of Commerce and a member of executive committee for industry and commerce association in Inner Mongolia.

Sun Taoran, Vice Chairman

Mr. Sun joined Yongye Biotechnology International as the Vice Chairman in 2008. Mr. Sun has over 16 years experience with leading media and marketing companies in China. In 1991, Mr. Sun co-founded a media company with several well known publications. He was managing one of the key managers and share holders in the media company until 2001. In 1998, Mr. Sun co-founded High Tech Wealth (HTW), a Chinese well known branded Personal Digital Assistant (PDA). Mr. Sun was the General Manager of HTW until 2002. In 2003, Mr. Sun also founded and served as chairman of an electronic payment system company.

Mr. Zhao Qiang, VP Sales and Marketing and Director

Mr. Zhao is a well known marketing professional and recently published his first book entitled, “Learn Marketing from Chairman Mao.” Prior to joining the Company as the Chief Marketing Officer and director in April 2008, Mr. Zhao had over 16 years of marketing experiences where he worked for famous consumer product companies as Head of Marketing. Mr. Zhao was Senior Vice President of Marketing for Guangdong Galanz Group, a famous household appliance company. Prior to Galanz Group Mr. Zhao was President of Gracewell, a well known undergarment brand in China, and Senior Vice President of Marketing at Meijin, a famous PDA manufacture.

Guo Xiaochuan, Independent Director

Professor Guo Xiaochuan joined the Company as an Independent Director. Professor Guo received his B.S., M.S. and PhD in management science in Fudan University. He is currently the Dean of College of Economic & Management and Director of MBA Center of Inner Mongolia University. Professor Guo worked as lecturer for Inner Mongolia University from 1988 to 1992. Professor Guo was the founder of the MBA program at Inner Mongolia University. Professor Guo serves as an Independent Director of Inner Mongolia PingZhuang Energy Resource Co., Ltd. and an Independent Director of Inner Mongolia Yili Industrial Group Co., Ltd. He has served as director and Independent Directors in several enterprises, such as Inner Mongolia Shunxin Ningcheng Laojiao Co., Ltd., Inner Mongolia Rixin Group, Rising Securities and Baotou Aluminum (Group) Co., Ltd., etc.

Sean Shao, Independent Director

Mr. Sean Shao currently serves as the Chairman of Compensation Committee and Director of Agria Corporation (NYSE:GRO), Chairman of Audit Committee and Director of China Nuokang Bio-Pharmaceutical, Inc., Chairman of Audit Committee and Director of China Biologic Products, Inc. (OTCBB:CBPO.OB), Chairman of Audit Committee and Director of China Public Security Technology, Inc. (NASDAQ:CPBY). Prior to that, Mr. Shao worked as the Chief Financial Officer of Trina Solar Limited (NYSE: TSL) from September 2006 to June 2008, the Chief Financial Officer of ChinaEdu Corporation (NASDAQ:CEDU) from September 2005 to August 2006 and the Chief Financial Officer of Watchdata Technologies Ltd. from August 2004 to September 2005. Mr. Shao had previously worked as Audit Senior Manager of Deloitte & Touche, Beijing and Toronto Offices for ten years since 1994. From January 1991 to February 1994, Mr. Shao worked as the Director of Finance and Administration of Caledonia Marble Co., Ltd. From April 1989 to November 1990, Mr. Shao was the Financial Controller of T.C. Construction Co., Ltd. Mr. Shao is a member of the American Institute of Certified Public Accountants.

Li Xindan, Independent Director

Professor Li Xindan has served as the Deputy Dean of the Graduate School of Management Science and Engineering and the Director of the Institute of Financial Engineering at Nanjing University since January 2001. Prof. Li also serves as an independent director of Hitecker Company Limited, Union Securities Co. and Nanjing Agriculture Commercial Bank. From January 1997 to January 2001, Prof. Li served as the Head of the Institute of Finance and Investment, the Deputy Department Chair and Department Chair of the Department of Finance, at Southeast University. Prof. Li was a lecturer from July 1988 to July 1990, an assistant professor from July 1990 to December 1993 and an associate professor from December 1993 to May 1999 at Southeast University. Prof. Li was a Fulbright Visiting Professor at Yale University from September 2004 to August 2005. Through his work experience Prof. Li led research projects and published books and papers in the economic and finance fields.

Zhang Rijun, Independent Director

Dr. Zhang Rijun is a professor in animal nutrition and feed biotechnology. He has served as the Director of the Laboratory of Feed Biotechnology, State Key Lab of Animal Nutrition, College of Animal Science and Technology at China Agricultural University since December 2004, and the Director of the United Laboratory of Marine Biotechnology of the China National Fisheries Group & Chinese Academy of Science since January 2001. Dr. Zhang was a research trainee from July 1987 to September 1991 and an assistant researcher from September 1991 to September 1995 at Beijing Agricultural University. Dr. Zhang was an assistant researcher from September 1995 to August 1996, a lecturer from September 1996 to December 1999 and an associate professor from December 1999 to November 2004, at China Agricultural University. Through his work experience Dr. Zhang engaged in the research and development of patent products and technologies and participated in numerous academic research projects.

There are no family relationships between the directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in 2008.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our company, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken in the past year and a half by Congress andthe SEC to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run the Company.

CODE OF CONDUCT AND ETHICS

Our Board of Directors has adopted a Code of Conduct and Ethics (the “Code”) that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can obtain a copy of the Code by sending a written request to the attention of Mr. Sam Yu, 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC.

BOARD, COMMITTEE AND STOCKHOLDER MEETINGS

The Board of Directors is currently composed of seven members. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. Through December 31, 2008, our Board of Directors acted by written consent once and had not taken action at a meeting of the Board.

It is our policy that all members of the Board of Directors attend the Annual Meeting of Stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholder meeting.

BOARD AND COMMITTEE INDEPENDENCE

Board of Directors. As a result of the review of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”), the Board has determined that the following directors, comprising a majority of the entire Board, are independent: Guo Xiaochuan, Sean Shao, Li Xindan and Zhang Rijun.

COMPENSATION COMMITTEE

We formed a Compensation Committee of the Board in 2009. The Compensation Committee is governed by a written charter, which is annexed hereto as Annex A. The Compensation Committee consists of Guo Xiaochuan, Sean Shao and Li Xindan. Compensation decisions during the fiscal year ended December 31, 2008 were made by the full Board of Directors. The Committee is charged with the responsibility of reviewing and approving executive officers’ compensations. The Chairman of the Compensation Committee is Li Xindan. Each member of the Compensation Committee meets the independent requirements applicable to such committee under the the Nasdaq Marketplace Rules.

The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer, and employees and administers our stock option plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee have any relationship with the Company or any of its officers of employees other than in connection with their role as a director. None of the members of the Compensation Committee have participated in any related party transactions with the Company since the beginning of the Company’s last fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Guo Xiaochuan, Chair
Sean Shao
Li Xindan

The Nominating and Corporate Governance Committee consists of Li Xindan, Guo Xiaochuan and Sean Shao. The Chairman of the Nominating and Corporate Governance Committee is Guo Xiaochuan. To date, the Nominating and Corporate Governance Committee have not engaged any third parties to assist them in identifying candidates for the Board.

Among the tasks that our Nominating and Corporate Governance Committee may undertake in this capacity are these:

 -    Identifying and selecting those persons who will be nominees for director.

-    Considering factors relevant to the selection of nominees, including requirements of law, stockexchange listing standards, matters of character, judgment, business experience and areas ofexpertise, the diversity of the Board, and other factors.

-    Recruiting appropriate candidates when necessary, and reviewing the qualifications of anycandidates nominated by stockholders.

-    Evaluating from time to time the size and composition of the Board and its committees.

-    Evaluating the function and performance of the Board and its directors.

Role of the Audit Committee

The Audit Committee operates under a written charter. The Audit Committee consists of three directors, Sean Shao, Guo Xiaochuan and Li Xindan, each of whom we believe meets the independence requirements and standards currently established by the Nasdaq and the SEC. In addition, the Board of Directors has determined that Mr. Sean Shao is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the Nasdaq. The Audit Committee assists the Board of Directors in fulfilling its oversight of the quality and integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee also oversees the performance of the Company’s internal audit and compliance functions. The Chairman of the Audit Committee is Sean Shao.

Additionally, the Audit Committee has responsibilities and authority necessary to comply with Exchange Act rules relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls, and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit committee related expenses. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee charter adopted by the Board of Directors in April 20, 2009, filed as Annex B to this Proxy Statement.

Review of our Audited Financial Statements for the Fiscal Year ended December 31, 2008

The full board of directors has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008 with management. The board has discussed with MSPC, our independent public accountants, the matters required to be discussed by SAS 61.

The board reviewed with the Company’s financial managers and the independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The board has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, the board asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the board asks them to address, and discusses their responses to several questions that the board believes are particularly relevant to its oversight. These questions include:

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

Based on the independent auditors’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

Based on the independent auditors’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The board believes that by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The board also discussed with the independent auditors all other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2008 was compatible with the independent auditors’ independence.

In performing all of these functions, the board acts only in an oversight capacity. The board reviews the Company’s SEC reports prior to filing and intends to continue this practice in the future. In addition, the board reviews all quarterly earnings announcements in advance of their issuance with management and representatives of the independent auditors. In its oversight role, the board relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS

Our stockholders may communicate directly with the members of the Board of Directors or the individual Chair of standing Board committees by writing directly to those individuals c/o Yongye Biotechnology International, Inc. at the following address: 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC.

INDEMNIFICATION

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Nevada Revised Statutes . Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected MSPC as our independent accountants for the fiscal year ending December 31, 2008. Bernstein & Pinchuk LLP (“B&P”) was our independent accounting firm for the fiscal year ended December 31, 2007. B&P was engaged by the Company on March 5, 2008 and resigned as of June 5, 2008.The Audit Committee has selected MSPC as the Company’s independent accountants for the year ending December 31 2009, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. MSPC has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.  A representative of MSPC will be present at this year’s Annual Meeting of Stockholders. The representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of MSPC, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

AUDIT FEES

Public Accountants’ fees

The following table presents fees for professional audit services billed and expected to be billed by MSPC for the audit of the Company’s annual financial statements for the year ended December 31, 2008 and fees billed for other services rendered by them during this year.

Fiscal 2008

Audit fees (1)	$140,000

Audit Related Fees	—

Tax Fees	—

All Other Fees	—

TOTAL	$140,000

(1)      Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

-	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;

-	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or

-
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

-	whether the service creates a mutual or conflicting interest between the auditor and theCompany;

-	whether the service places the auditor in the position of auditing his or her own work;

-	whether the service results in the auditor acting as management or an employee of theCompany; and

-	whether the service places the auditor in a position of being an advocate for the Company.

PROPOSAL 3

REVERSE SPLIT OF COMMON STOCK

Purpose of the Reverse Stock Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock within a range of ratio of 1 for 3 and 1 for 6 so that every three to six outstanding shares of common stock before the stock split shall represent one share of common stock after the stock split with all fractional shares rounded up to the next whole share. The Board of Directors believes that the reverse stock split is necessary in view of the recent significant decline in our stock price and will allow the Company’s Common Stock to trade in a more realistic price range. Consequently, the Board of Directors has recommended that we effect of a reverse split of our Common Stock.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex C. The amendment will permit our Board to effect a reverse stock split of our Common Stock following shareholder approval.

Principal Effects of the Reverse Stock Split

On the effective date of the stock split, each three to six shares of our Common Stock issued and outstanding immediately prior to the stock split effective date (the “Old Shares”) will automatically and without any action on the part of the shareholders be converted into one share of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a one-for-three reverse stock split.

Corporate Matters. The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	in a one-for-three reverse stock split, every three of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 28,058,960 shares to 9,352,987 shares.

The reverse stock split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1 for 3 reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Holders of warrants to purchase shares of Common Stock, who upon exercise of their warrants would otherwise be entitled to receive fractional shares, because they hold warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the 1 for 3 reverse stock split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock would remain the same. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio (that is, in a one-for-three reverse stock split, the stated capital attributable to our Common Stock will be reduced to one-third of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations, such as the Company:

Evaluation of Acquisition Proposals. The Nevada Revised Statutes expressly permit the Board of Directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the Company’s assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of our company and our subsidiaries, and on the communities and geographical areas in which they operate. The Board of Directors may also consider the amount of consideration being offered in relation to the then current market price for the Company’s outstanding shares of capital stock and the Company’s then current value in a freely negotiated transaction. The Board of Directors believes such provisions are in the long-term best interests of the Company and its stockholders.

Control Share Acquisitions. The Company is subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will become effective upon the filing of the Certificate of Amendment to our Certificate of Incorporation which we refer to as the effective time (Effective Time). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, Empire Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged.

The above discussion regarding the U.S. federal income tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split under that stockholder’s particular circumstances.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock entitled to vote on this proposal has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

We are a Nevada corporation and are governed by the NRS. Holders of our voting securities are not entitled to dissenters’ rights under NRS Section 92A.380 with respect to the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the stock split that is not shared by all other shareholders of ours.

PROPOSAL 4
AMENDMENT AND RESTATEMENT
OF THE BYLAWS OF THE COMPANY

Purpose of the Amendment and Restatement

The Company’s current bylaws are its original bylaws which were adopted upon its formation. The Board of Directors believes that the current bylaws of the Company either hinder or restrict the board and the Company from taking actions that would be in the best interests of the Company and its stockholders.

The Amended Bylaws, among other things provides for (subject to the provisions of the General Corporation Law of the State of Nevada):

•	A board of directors comprised of not less than two and not more than ten people, as may be fixed, increased and decreased by the stockholders or the directors from time to time;

•	Terms for directors continuing until their successors are elected and qualified or until their resignation and approval;

•	Election of directors by a plurality vote of the votes cast by stockholders eligible to vote;

•	Quorum for a meeting of stockholders constituting one-third of the voting power of stockholders eligible to vote present in person or by proxy at a meeting of stockholders;

•	Approval of stockholder actions by a greater number of votes cast for than against the action at a meeting of stockholders;

•	Stockholder action without a meeting by stockholders eligible to vote holding at least a majority of the voting power;

•	Quorum for a meeting of the board of directors constituting a majority of the directors then in office;

•	Approval or actions by the directors by a majority of the voting power of the directors present at a meeting at which quorum is present;

•	Indemnification of our directors and officers;

•	Written action of the board of directors or any committee if signed by all the members of the board of directors or committee; and

•	Amendment, alternation and repeal of the bylaws by the board of directors.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of the Company’s outstanding voting stock is sufficient to amend the Company’s bylaws.

SOLICITATION OF PROXIES

We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for directors named earlier in this proxy statement and (2) for ratification of the selection of the independent auditor. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s By-Laws. The Company did not hold an annual meeting of stockholders in 2008 and Company’s By-Laws do not contain such an advance notice provision. For the Company’s 2009 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before a reasonable time in advance of the mailing of this proxy statement, otherwise the Company will have discretionary voting authority regarding such matters. Stockholders of the Company wishing to include proposals in the proxy material for the 2010 Annual Meeting of Stockholders must submit the same in writing so as to be received by Sam Yu, the Chief Financial Officer of the Company on or before January 18, 2010. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the proactive of “householding” proxy statement and annual reports. This means that only one copy of this Proxy Statement and the accompanying Annual Report may have been sent to multiple stockholders residing at the same household. If you would to obtain an additional copy of this Proxy Statement and the accompanying Annual Report, please contact Sam Yu, our Chief Financial Officer. If you want to receive separate copies of the Company’s proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

AVAILABILITY OF FORM 10-K
We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2008, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact Mr. Sam Yu, Chief Financial Officer, Yongye Biotechnology International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, , telephone +86 10 8231 8626. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s annual report on Form 10-K was mailed along with this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED May [___], 2009. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

May 6, 2009

By Order of Board of Directors,

/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer

ANNEX A

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
COMPENSATION COMMITTEE CHARTER

The Compensation Committee of the Board of Directors (the “Board”) of Yongye Biotechnology International, Inc. (the “Company”) shall consist of a minimum of three directors, each of which shall meet the independence requirements and standards established from time to time by the Securities and Exchange Commission (the “SEC”) and any such securities exchange on which the Company’s securities are listed or quoted for trading, or which directors shall constitute the majority of the directors of the Board meeting the independence requirements and standards established from time to time by the SEC and any such securities exchange on which the Company’s securities are listed or quoted for trading.  If deemed appropriate, each member shall meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Board shall appoint the members of the Compensation Committee annually, considering the views of the Chairman of the Board.  The members of the Compensation Committee shall serve until their successors are appointed and qualify. Unless a chair is elected by the Board, the members of the Committee may designate a chair by vote of the Compensation Committee. The Board shall have the power at any time to remove members of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. The Compensation Committee shall meet at least once a year.

The purpose of the Compensation Committee shall be to assist the Board in determining the compensation of the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other officers of the Company (collectively, the “Officers”).

In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

1.    Annually review the Company’s corporate goals and objectives relevant to the Officers’ compensation; evaluate the Officers’ performance in light of such goals and objectives; and, either as a Compensation Committee together with the other independent directors (as directed by the Board), determine and approve the Officers’ compensation level based on this evaluation.  In determining the long-term incentive component of the Officers’ compensation, the Compensation Committee will consider the Company’s performance, the value of similar incentive awards to the Officers at comparable companies, and the awards given to the Company’s Officers in past years.

2.    Annually review and make recommendations to the Board with respect to non-CEO and non-CFO compensation.  The Compensation Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

3.    Administer the Company’s incentive-compensation plans and equity-based plans, insofar as provided therein.

4.    Make recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans.

5.    Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

6.    Review and assess the adequacy of this charter annually.

7.    Prepare a report on executive compensation as required to be included in the Company’s proxy statement or annual report on Form 10-K or equivalent, filed with the SEC.

The Compensation Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.  The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation.

Notwithstanding anything to the contrary in this charter, if permitted by applicable SEC and stock exchange laws and regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Compensation Committee if the Board, under exceptional and limited circumstances, determines that membership on the Compensation Committee by the individual is required in the best interests of the Company and its stockholders.  In such event, the Board will disclose in the Company’s next annual proxy statement (or in its next annual report on SEC Form 10-K or equivalent if the Company does not file an annual proxy statement), subsequent to such determination, the nature of that director’s relationship with the Company and the reasons for that determination.  A member appointed under this exception may not serve longer than two years.

The Compensation Committee shall have the authority to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Compensation Committee shall have sole authority to approve related fees and retention terms.

The Compensation Committee shall report its actions and recommendations to the Board after each committee meeting.  The Compensation Committee shall annually review its own performance.

Adopted: April  20, 2009

ANNEX B

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER

Adopted as of March 2009

Purpose The primary purposes of the committee are to oversee on behalf of the board of directors:

☐ the company’s accounting and financial reporting processes and the integrity of its financial statements;

☐ the audits of the company’s financial statements and the appointment, compensation, qualifications, independence and performance of the company’s independent auditors;

☐ the company’s compliance with legal and regulatory requirements; and

☐ the performance of the company’s internal audit function and internal control over financial reporting.

The committee also has the purpose of preparing the audit committee report that SEC rules require the company to include in its annual proxy statement.

The committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the company’s financial results and condition, nor the independent auditors of their responsibilities relating to the audit or review of financial statements.

Organization

Number of members.

The committee must consist of at least three directors. The board may designate a committee member as the chairperson of the committee, or if the board does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

Independence.

All committee members must have been determined by the board to be independent, as defined and to the extent required in the applicable SEC rules and NYSE listing standards, as they may be amended from time to time (the “listing standards”), for purposes of audit committee membership.

Financial literacy.
Each committee member must be financially literate upon appointment to the committee, as determined by the board in accordance with the listing standards. At all times, there should be at least one committee member who, as determined by the board, is an audit committee financial expert as defined in the SEC rules.

Appointment.

Subject to any requirements of the listing standards, the board may appoint and remove committee members in accordance with the company’s bylaws. Committee members will serve for such terms as the board may fix, and in any case at the board’s will, whether or not a specific term is fixed.

Service on other audit committees.

If an audit committee member simultaneously serves on the audit committee of more than three public companies, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the company’s audit committee and disclose such determination in the company’s annual proxy statement or, if the company does not file an annual proxy statement, the annual report on Form 10-K filed with the SEC.

Independent auditors and their services

Overall authority.

The committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors engaged by the company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the company. The independent auditors report directly to the committee. The committee’s authority includes resolution of disagreements between management and the auditors regarding financial reporting and the receipt of communications from the auditors as may be required under professional standards applicable to the auditors.

Terms of audit and non-audit engagements.
The committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the company or its subsidiaries by the independent auditors. The committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.

Annual quality control report and review.
The committee must obtain and review, at least annually, a report by the independent auditors describing.

The firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

In addition, the committee’s annual review of the independent auditors’ qualifications must also include the review and evaluation of the lead partner of the independent auditors for the company’s account, and evaluation of such other matters as the committee may consider relevant to the engagement of the auditors, including views of company management and internal finance employees, and whether the lead partner or auditing firm itself should be rotated.

Policy on hiring employees of the auditors.
The committee will from time to time establish hiring policies that will govern the company’s hiring of employees or former employees of the independent auditors, taking into account possible pressures on the auditors’ personnel who might seek a position with the company, and report these policies to the full board.

Annual financial reporting

As often and to the extent the committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements, the committee will:

1.
Discuss financial statements and internal control reports with management. Meet to review and discuss with appropriate members of management, the independent auditors, and, if appropriate, internal auditors:

the audited financial statements;

related accounting and auditing principles and practices; and

management’s assessment of internal control over financial reporting and the related report and attestation on internal control over financial reporting to be included in the company’s annual report on Form 10-K (as and when these reports are required under SEC rules).

2.
Critical accounting policy report. Timely request and receive from the independent auditors (before the filing of any audit report) the report or update required pursuant to applicable SEC rules, concerning:

all critical accounting policies and practices to be used;

all alternative treatments within generally accepted accounting principles for policies and practices relating to material items that have been discussed with company management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

other material written communications between the independent auditors and company management, such as any management letter or schedule of unadjusted differences.

3.	SAS 61 review. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as:

the quality and acceptability of the accounting principles applied in the financial statements;

new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions;

the selection, application and effects of critical accounting policies and estimates applied by the company;

issues raised by any “management” or “internal control” letter from the auditors, problems or difficulties encountered in the audit (including any restrictions on the scope of the work or on access to requested information) and management’s response to such problems or difficulties, significant disagreements with management, or other significant aspects of the audit; and

any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

4.
MD&A. Review and discuss with appropriate members of management and the independent auditors the specific intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s annual report on Form 10-K.

5.
ISB 1 disclosure. Receive from the independent auditors a formal written statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1.

6.
Auditor independence. Actively discuss with the independent auditors any disclosed relationships or services that may impact their objectivity and independence, and take any other appropriate action to oversee their independence.

7.
Material issues. To the extent the committee deems necessary or appropriate, discuss with the independent auditors material issues on which the company’s audit team consulted the independent auditors’ national office.

8.	Recommend filing of audited financial statements. Recommend to the board whether the company’s annual report on Form 10-K to be filed with the SEC should include the audited financial statements.

Quarterly financial reporting

The committee’s quarterly review will normally include:

1.
Quarterly review. Meet to review and discuss the quarterly financial statements of the company and the results of the independent auditors’ review of these financial statements with appropriate members of management and the independent auditors.

2.	Discussion of significant matters with management. Review and discuss with company management and, if appropriate, the independent auditors, significant matters relating to:

•	the quality and acceptability of the accounting principles applied in the financial statements;

•	new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions;

•	the selection, application and effects of critical accounting policies and estimates applied by the company; and

•
any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

3.
MD&A. Review and discuss with appropriate members of management and the independent auditors the specific intended disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the company’s quarterly report on Form 10-Q.

Other functions

Annual review of this charter. The committee will review and assess the adequacy of this charter annually and recommend any proposed changes to the full board.

Annual review of performance. The committee will evaluate its performance as the audit committee on an annual basis.

Earnings releases and other financial guidance. The committee will discuss with management earnings press releases and other published financial information or guidance provided to analysts and rating agencies. This may be conducted generally as to types of information and presentations, and need not include advance review of each release, other information or guidance.

Compliance. The committee, to the extent it deems necessary or appropriate, will periodically review with management the company’s disclosure controls and procedures, internal control over financial reporting and systems and procedures to promote compliance with laws.

Risk assessment. The committee will periodically:

•	discuss with management, the members of the internal audit department and the independent auditors the company’s major financial risks or exposures;

•	discuss the steps management has taken to monitor and control such exposures; and

•	discuss guidelines and policies with respect to risk assessment and risk management.

Conduct codes:

The committee will conduct any activities relating to the company’s code(s) of conduct and ethics as may be delegated from time to time to the committee by the board.

Complaints and anonymous submissions. The committee will establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

If the committee or the board so determines, the submission procedures may also include a method for interested parties to communicate directly with the board’s presiding director or with the non-management directors as a group.

Internal audit. The committee will monitor that the company maintains an internal audit function (which may be outsourced to a firm other than the company’s independent auditors). The committee will oversee the internal auditors (or other personnel responsible for the internal audit function), who will report directly to the committee.

Related party transactions. It is the company’s policy that the company will not enter into transactions required to be disclosed under item 404 of the SEC’s Regulation S-K unless the committee or another independent body of the board first reviews and approves the transactions.

Internal control over financial reporting. The committee will periodically discuss and review, as appropriate, with the internal auditor, management and the independent auditors:

•	the design and effectiveness of the company’s internal control over financial reporting; and

•
any significant deficiencies or material weaknesses in that internal control, any change that has materially affected or is reasonably likely to materially affect that internal control (including special steps adopted in light of such a deficiency or weakness), and any fraud (whether or not material) that involves management or other employees who have a significant role in that internal control, that have been reported to the committee.

Reports from legal counsel. The committee will review and take appropriate action with respect to any reports to the committee from legal counsel for the company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the company, its subsidiaries or any person acting on their behalf.

Other reviews and functions.

The committee, as it may consider appropriate, may consider and review with the full board of directors, company management, internal or outside legal counsel, the independent auditors or any other appropriate person any other topics relating to the purposes of the committee that may come to the committee’s attention. The committee may perform any other activities consistent with this charter, the company’s corporate governance documents and applicable listing standards, laws and regulations as the committee or the board of directors considers appropriate.

Meetings, reports and resources

Meetings. The committee will meet as often as it determines is necessary, but not less than quarterly. The committee may also act by unanimous written consent in lieu of a meeting. The committee will meet with the internal auditors (or other personnel responsible for the internal audit function) at least once every quarter.  The committee will meet separately and periodically with management (including the chief financial officer and chief accounting officer) and independent auditors.  To the extent the committee deems necessary or appropriate, it will also discuss with the company’s general counsel any legal matters that may materially impact the company’s financial statements, internal control over financial reporting or compliance policies. In addition, the committee may meet from time to time with any other persons, as it deems necessary or appropriate.

Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards and SEC rules. The chairperson or a majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members constitutes a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present will be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

Reports. The committee will timely prepare the audit committee report required to be included in the company’s annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards or SEC rules. The committee will also report to the board annually the overall results of its annual review of the independent auditors’ qualifications, performance and independence and the annual review by the committee of its own performance. The committee also will report to the board on the major items covered by the committee at each committee meeting, and provide additional reports to the board as the committee may determine to be appropriate, including review with the full board of any issues that arise from time to time with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

Committee access and investigations. The committee is at all times authorized to have direct, independent and confidential access to the independent auditors and to the company’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to conduct or authorize investigations into any matters relating to the purposes, duties or responsibilities of the committee.

Committee advisers and funding. As the committee deems necessary to carry out its duties, it is authorized to select, engage (including approval of the fees and terms of engagement), oversee, terminate and obtain advice and assistance from outside legal, accounting or other advisers or consultants. The company will provide for appropriate funding, as determined by the committee, for payment of:

•	compensation to the independent auditors for their audit and audit-related, review and attest services;

•	compensation to any advisers engaged by the committee; and

•	ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

ANNEX C

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Pursuant to Section 78.390 of the

General Corporation Law of Nevada

The undersigned Chief Executive Officer of Yongye Biotechnology International, Inc.(“Corporation”) DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Yongye Biotechnology International, Inc..

SECOND: The stockholders of the Corporation approved a reverse split of the outstanding shares of the Corporation’s Common Stock and Article Third of the Articles of Incorporation is amended in its entirety to read as follows:

ARTICLE THIRD

The total number of shares of common stock authorized that may be issued by the Corporation is 150,000,000 shares with a par value of $0.001 per share (“Common Stock”), and the total number of shares of preferred stock (“Preferred Stock”) authorized that may be issued by the Corporation is 75,000,000 shares with a par value of $0.001 per share.  The Corporation may from time to time issue said shares for such consideration as the Board of Directors may fix.  The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of the Preferred Stock in one or more classes or series.  Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon.

The Board of Directors and stockholders of the Corporation have authorized and approved, effective as of [       ], 2009, a 1 for [     ] reverse stock split whereby (i) each [    ] shares of Common Stock of the Corporation issued shall, without action on the part of any stockholder, represent 1 share of Common Stock of the Corporation on such effective date and (ii) fractional shares caused by the reverse stock split shall be rounded up to the nearest whole share.

The par value of $0.001 per share of the Common Stock of the Corporation shall not be changed. The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of the reverse stock split which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock of the Corporation.

THIRD: The foregoing Amendment of the Articles of Incorporation was duly approved by the Corporation’s Board of Directors and was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the Corporation.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment this ___ day of [__________], 2009.

Zishen Wu, Chief Executive Officer

ANNEX D

FORM OF AMENDED AND RESTATED BY-LAWS

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
(a Nevada corporation)

_________

ARTICLE I
STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him or her in the corporation and setting forth any additional statements that may be required by the Title 7 of the Nevada Revised Statutes governing private corporations organized under the laws of the State of Nevada (“Nevada Corporation Law”).  If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the Nevada Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.  FRACTIONAL SHARE INTERESTS.  The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share.  In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the Nevada Corporation Law.

3.  STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4.  RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.

5.  MEANING OF CERTAIN TERMS.  As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Nevada Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6.  STOCKHOLDER MEETINGS.

TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

NOTICE OR WAIVER OF NOTICE.  Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held.  A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten (twenty, in the case of the annual meeting of stockholders) nor more than sixty days before the meeting.  If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation.  Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the Nevada Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his  or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

PROXY REPRESENTATION.  At any meeting of stockholders, any stockholder may designate another person or persons to act for him or her by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the Nevada Corporation Law.

INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

QUORUM.  One-third (1/3) of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion.  The stockholders present may adjourn the meeting despite the absence of a quorum.

VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the Nevada Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power.  In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the Nevada Corporation Law, voting by ballot shall not be required for any other action.

Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

7.  STOCKHOLDER ACTION WITHOUT MEETINGS.  Except as may otherwise be provided by the Nevada Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders, eligible to vote, holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE II
DIRECTORS

1.  FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity.  The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.  Each director must be at least 18 years of age.  A director need not be a stockholder or a resident of the State of Nevada.  The initial Board of Directors shall consist of not less than two (2) and not more than fifteen (15) persons.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be two (2).  The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.  ELECTION AND TERM.  In the election of directors, a plurality of the votes cast shall elect.  The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.  MEETINGS.

TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE.  Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

QUORUM AND ACTION.  A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the Nevada Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Nevada Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other.  Participation in a meeting by said means constitutes presence in person at the meeting.

CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5.  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the Nevada Corporation Law.

6.  COMMITTEES.  Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine.  Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp.  Each committee must include at least one director.  The Board of Directors may appoint natural persons who are not directors to serve on committees.

7.  WRITTEN ACTION.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

ARTICLE III
OFFICERS

1.  OFFICERS.  The corporation must have a President and a Secretary, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Treasurers or Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate.  Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2.  QUALIFICATIONS.  Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

Any person may hold two or more offices, as the directors may determine.

3.  TERM OF OFFICE.  Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen or until his or her  resignation or removal before the expiration of his or her term.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.  DUTIES AND AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

ARTICLE IV
REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto.  The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V
CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

ARTICLE VI
FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII
INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by Section 78.7502 of the Nevada Corporation Law.

Any such indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination as specified in Section 78.751 of the Nevada Corporation Law.

Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section.

For the purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs executors and administrators of such a person.

ARTICLE VIII
CONTROL OVER BYLAWS

New Bylaws may be adopted or these Bylaws may be amended, altered or repealed by the stockholders.  The power to amend, alter, and repeal these Bylaws and to make new Bylaws, other than a Bylaw or amendment thereof changing the authorized number of directors, shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

I HEREBY CERTIFY, that, the foregoing is a full, true, and correct copy of the Bylaws of Yongye Biotechnology International, Inc., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand and the seal or stamp of the corporation.

Dated:

Name:	Zhu Ling
Title:	Secretary

(SEAL)